EXHIBIT 10.1

May 31, 2017

VIA EMAIL AND U.S. MAIL
SURMODICS, INC.
9924 West 74th Street
Eden Prairie, MN 55344
Attn:  Andrew D.C. LaFrence

Re:	Letter regarding EBITDA

Dear Andy:

Reference is made to that certain Amended and Restated Credit Agreement dated as of November 2, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among SURMODICS, INC. (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).  Except as otherwise provided herein, capitalized terms used in this letter shall have the meanings given to them in the Credit Agreement.

This letter hereby confirms the consent (the “Consent”) of the Bank to amend and restate the definition of “EBITDA” appearing in the Credit Agreement as follows:

“EBITDA” defined as net profit of Borrower and its Subsidiaries on a consolidated basis before tax plus (or minus with respect to any non-cash gains) (i) interest expense, (ii) depreciation expense, (iii) amortization expense, (iv) non-cash stock compensation expense, (v) impairment expense in connection with goodwill and other intangible asset investments, (vi) contingent liability accretion expense, (vii) non-cash gain/loss related to strategic investments, (viii) non-cash gain/loss related to fair value adjustments (including accretion expense, reasonable and customary fair value adjustments as the result of changes to reasonable and customary underlying valuation assumptions and reasonable and customary adjustments to record non-U.S. dollar denominated obligations to equivalent U.S. dollar amounts at each quarter end) in connection with contingent consideration, (ix) non-cash gain/loss related to mark-to-market exposure for foreign exchange derivatives transactions as marked on the applicable date of determination, and (x) in an amount not to exceed Five Million Dollars ($5,000,000) for each 4-quarter period determined on a rolling 4-quarter basis, cash and non-cash expenses related to discontinued operations and one-time cash and non-cash expenses.  To the extent that EBITDA is calculated for any fiscal period in which a person or business unit has been acquired by Borrower or a Subsidiary in any Permitted Acquisition for any portion of such period being tested, EBITDA shall include the “actual” EBITDA of such acquired person or business unit for the relevant time period prior to such person or business being acquired to the extent necessary to calculate EBITDA for such entire period.

Upon receipt by the Bank of the countersignature of the Borrower to this letter, the Consent set forth above shall be deemed to be effective as of the date included on such countersignature (the “Consent Effective Date”).  By countersigning below, the Borrower hereby represents and warrants that, after giving effect to this consent, (i) each of the representations and warranties contained in Article II are true and correct in all material respects on and as of the Consent Effective Date (except that such materiality qualifier shall not be applicable to any representation and warranties that are already qualified or modified by materiality in the text thereof), with the same force an effect as if made on such date except to the extent such representations and warranties relate to a prior date, (ii) no Default or Event of Default has occurred and is continuing on the Consent Effective Date and (iii) there has been no material adverse change in the financial condition or business of Borrower and its Material Subsidiaries (taken as a whole), nor any material decline in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower and its Material Subsidiaries.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ Dianne Wegscheid

Name:Dianne Wegscheid

Title:Senior Vice President

[Signature Page to Consent re: EBITDA]

Surmodics, Inc.

May 31, 2017

Acknowledged and agreed to this

31st day of May 2017.

SURMODICS, INC.

By: /s/ Andrew D.C. LaFrence

Name: Andrew D.C. LaFrence

Title:  Vice President of Finance and Information Systems and Chief  Financial Officer

[Signature Page to Consent re: EBITDA]